Exhibit 5.1

January 5, 2017

Summit Materials, Inc.

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to Summit Materials, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) 8,171 shares (the “Outstanding Shares”) of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”) held as of the date hereof by Thomas A. Beck Family, LLC; (ii) 57,555 shares of Common Stock (the “Warrant Shares”) that may be issued upon exercise of warrants to purchase shares of Common Stock (the “Warrants”); and (iii)  an indeterminate number of additional shares of Common Stock (the “Additional Shares”) that may be sold by the Company and/or selling stockholders who may be identified in future supplements to the prospectus contained in the Registration Statement (the “Prospectus”). The Outstanding Shares, the Warrant Shares and the Additional Shares, referred to collectively as the “Shares,” may be sold from time to time by the Company and/or certain selling stockholders of the Company. The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and any supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement, the Warrants, each dated as of March 11, 2015, between the Company and the respective holders thereof and the Exchange Agreement, dated as of March 11, 2015, among the Company, Summit Materials Holdings L.P., a Delaware limited partnership (“Holdings”) and the holders of limited partnership units of Holdings from time to time party thereto (as amended by Amendment No. 1 to Exchange Agreement, dated as of August 4, 2015, the “Exchange Agreement”), which has been filed with the Commission. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.        The Outstanding Shares are validly issued, fully paid and nonassessable.

2.        When the Warrant Shares are issued and delivered in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

3.        The Additional Shares that have been issued as of the date hereof are validly issued, fully paid and nonassessable. With respect to Additional Shares that have not been issued as of the date hereof, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of any Additional Shares that have not been issued as of the date hereof and (b) the due issuance and delivery of such Additional Shares, upon payment therefor in accordance with the applicable definitive agreement, contract or arrangement for distribution approved by the Board of Directors of the Company, such Additional Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP